UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2013

CKX Lands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Louisiana

(State or Other Jurisdiction of Incorporation)

1-31905	72-0144530
(Commission File Number)	(IRS Employer Identification No.)

1424 Ryan Street, Suite A, Lake Charles, LA	70601
(Address of Principal Executive Offices)	(Zip Code)

(337) 493-2399

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders was held on April 25, 2013. The following matters were voted upon:

1.	To elect a Board of Directors to hold office until their successors are elected and qualified.

Shares voted on this matter are summarized as follows: 881,836 For/Against, no Abstentions and 566,100 Broker Non-Vote.

The following table summarizes the vote tabulation for each nominee:

	Number of Shares
Nominee	For	Against

Elizabeth B. Hollins	847,916	33,920
Brian R. Jones	878,201	3,635
Laura A. Leach	879,200	2,636
B. James Reaves, III	880,686	1,150
Mary W. Savoy	881,385	451
William Gray Stream	881,236	600
Charles D. Viccellio	880,736	1,100
Mary Leach Werner	814,289	67,547
Michael B. White	881,436	400

All nominees were elected to hold office until their successors are elected and qualified.

2.	To ratify the appointment of McElroy, Quirk and Burch APC as auditors for the 2013 fiscal year.

For	1,401,226
Against	0
Absentions	46,710
Broker Non-Vote	0

The matter was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKX Lands, Inc.

Date: April 25, 2013	By:	/s/ Brian R. Jones
Brian R. Jones
President and Treasurer